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                                                                    EXHIBIT 11.1

                              SMARTIRE SYSTEMS INC.
                          COMPUTATION OF LOSS PER SHARE


                                       Three Months Ended               Six Months Ended
                                    January 31,     January 31,     January 31,     January 31,
                                       2001            2000            2001            2000
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
($000's except per share data)

Net loss                                 2,127           2,821           4,153           4,816
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Weighted average number
of common shares                    14,887,806      12,553,280      14,720,195      11,591,614
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Basic loss per share                      0.14            0.22            0.28            0.42
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


The stock options and warrants outstanding are anti-dilutive. Accordingly, diluted loss per share does not differ from basic loss per share for the years presented herein.